EXHIBIT 10.5













                              AMENDED AND RESTATED

                          SUPPLEMENTAL RETIREMENT PLAN

                            HOMESTAKE MINING COMPANY

                            Effective January 1, 1990

                   (Including November 29, 1990 Modification)

















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                            HOMESTAKE MINING COMPANY

                              AMENDED AND RESTATED
                          SUPPLEMENTAL RETIREMENT PLAN


                  This Amended and Restated Supplemental Retirement Plan for designated employees of Homestake Mining Company is adopted by the Company to be effective as of January 1, 1990.

                                    SECTION I
                                   DEFINITIONS


1.01 "Affiliate" means any corporation, partnership or other entity which is controlled by the Company.

1.02 "Basic Plan" means the Retirement Plan for Salaried Employees of Homestake Mining Company, as amended and restated from time to time.

1.03 "Beneficiary" means any person designated in writing by the Participant to receive benefits under the terms of the Basic Plan.

1.04 "Board of Directors" means the Board of Directors of Homestake Mining Company.

1.05 "Committee" means the Compensation Committee appointed by the Board of Directors of the Company, and given authority by the Board of Directors to administer this Plan.

1.06 "Company" means Homestake Mining Company.

1.07 "Participant" means any employee of the Company or its Subsidiaries and Affiliates whose benefits under the Basic Plan are reduced on account of the restrictions of Sections 401(a)(17) and 415 of the Internal Revenue Code of 1954 or the Internal Revenue Code of 1986, as amended: provided that no employee shall become or remain a Participant if the Committee determines that such employee is not a member of "a select group of management or highly compensated employees" within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

1.08 "Plan" means this Supplemental Retirement Plan of Homestake Mining Company.

1.09 "Subsidiary" means any corporation in which the Company holds, directly or indirectly, more than 50% of the voting power.




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1.10 The masculine gender, where appearing in the Plan will be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates the contrary.


                                   SECTION II
                     ELIGIBILITY FOR AND AMOUNT OF BENEFITS


2.01 Eligibility

     Each Participant is eligible to receive a benefit under this Plan if he is eligible to receive a benefit under the terms of the Basic Plan.

2.02 Amount of Benefit

     The retirement or death benefit payable under the Plan to a Participant or Beneficiary will equal the amounts, if any, that would have been payable to the Participant or Beneficiary under the terms of the Basic Plan except for the restrictions of Sections 401(a)(17) and 415 of the Internal Revenue Code of 1954 or the Internal Revenue Code of 1986, as amended, minus the amounts payable to the Participant or Beneficiary under the terms of the Basic Plan.

2.03 Forms and Times of Benefit Payments

     Any benefit to which a Participant or Beneficiary is determined to be entitled under this Plan will be payable in the same form, at the same time and subject to the same actuarial reductions, if any, as benefits payable under the terms of the Basic Plan. If periodic payments are nominal, the Committee may convert benefit values to a lump sum payment on a present value basis, as determined by the Committee in its sole discretion.


                                   SECTION III
                                  MISCELLANEOUS


3.01 Amendment and Plan Termination

     The Company may, in its sole discretion, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part. In that event, Participants will vest in their benefits, if any, hereunder calculated in accordance with Section 2.02 to the date of termination, suspension or amendment of the Plan. Plan suspension or termination will not affect benefits being paid or benefits which have vested.

     In the event of a Plan termination, the Board of Directors may, at its sole discretion, elect any one or more of the following alternatives to satisfy the



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     Company's  obligations  to  Participants  or  Beneficiaries   receiving  or
     entitled to benefits:

     (a)  Provide  benefit  payments in accordance  with Section 2.03.

     (b) Make lump sum payments equal to the present value of the benefits payable under the Plan.

3.02 Not An Employment Agreement

     Nothing contained herein will confer upon any Participant the right to be retained in the service of the Company, nor will it interfere with the right of the Company to discharge or otherwise deal with Participants without regard to the existence of this Plan.

3.03 No Advance Funding

     This Plan is unfunded, and the Company will make Plan benefit payments solely on a current disbursement basis. Nothing in the establishment of this Plan is to be construed as requiring or authorizing the Company to create or maintain any separate fund, account or reserve to provide for the payment of the Company's liability to a Participant under the Plan.

     All payments hereunder shall be made from the general assets of the Company and no Participant shall have any right hereunder to any specific asset of the Company.

3.04 Assignment of Benefits

     A Participant may not, either voluntarily or involuntarily, assign, anticipate, alienate, commute, pledge, discount, borrow against or encumber any benefits to which he is or may become entitled to under the Plan, nor may the same be subject to attachment or garnishment by any creditor of a Participant.

3.05 Interpretation

     This Plan is intended to qualify for exemption from Parts II, III and IV of the Employee Retirement Income Security Act of 1974, as amended, as a plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees under Sections 201(2), 301(a)(3) and 401(a)(1) of such Act, and shall be so interpreted. Subject to that restriction, the Committee shall have the sole discretion to interpret this Plan and to adopt rules and interpretation for the application and implementation of this Plan. The decisions and interpretations by the Committee shall be final and binding on all Participants.



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                  IN WITNESS WHEREOF,  Homestake Mining Company has adopted this
Plan, effective January 1, 1990.

                                             HOMESTAKE MINING COMPANY

______________________                 By: _________________________________
   Date of Execution                       Chairman and Chief Executive Officer



______________________                 By: _________________________________
   Date of Execution                                 Vice President
                                                    Human Resources









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